UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2011

Xplore Technologies Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-52697	26-0563295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Summit Drive, Suite 900
Austin, Texas  78728
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(512) 336-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1— Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 23, 2011, a wholly owned subsidiary of Xplore Technologies Corp. (the “Company”) entered into a Second Amendment to Accounts Receivable Purchasing Agreement (the “ARPA Amendment Agreement”) with DSCH Capital Partners, LLC, d/b/a Far West Capital (“FWC”), which amended a previously executed Accounts Receivable Purchasing Agreement, dated December 10, 2009 (the “Original ARPA”), as amended by a First Amendment and Purchase Order Finance Rider to Accounts Receivable Purchasing Agreement, dated as of April 29, 2010 (the “First Amendment”).

The ARPA Amendment Agreement enables Xplore Technologies Corporation of America (“Xplore America”) to obtain advances of up to $1,200,000 based upon eligible accounts receivable resulting from sales outside North America, provided that total funds advanced on such accounts receivable does not exceed 55% of total funds advanced by FWC under the facility and provided further that no single account balance with Xplore America for an account debtor outside North America may exceed $60,000 unless Xplore America purchases credit insurance to cover the amount exceeding $60,000 for such account debtor.  In addition, the ARPA Amendment Agreement allows Xplore America to request that FWC purchase accounts in excess of the 15% reserve provided for in the Original ARPA, up to the lesser of (i) $200,000, (ii) 5% of Xplore America’s inventory on hand that turns in under 120 days or (iii) an amount approved by FWC in its sole discretion.  The excess purchased accounts must be repaid weekly.

The above description of the ARPA Amendment Agreement is qualified in its entirety by reference to the terms of the Amendment Agreement attached hereto as Exhibit 10.1.

On February 23, 2011, the Company entered into an Amendment No. 1 to the Registration Rights Agreement (the “Registration Rights Amendment Agreement”) with the holders of a majority of the outstanding shares of the Company’s Series D Participating Convertible Preferred Stock, par value $0.001 (the “Series D Preferred Stock”), which amended a previously executed Registration Rights Agreement, dated December 16, 2010 (the “Registration Rights Agreement”), by and among the Company and recipients of the  Series D Preferred Stock in connection with the Company’s recapitalization consummated on that date.  Pursuant to the Registration Rights Agreement, the Company is obligated to file a registration statement on the appropriate form with the Securities and Exchange Commission within 60 days following written notice from holders of at least 20% of the outstanding shares of Series D Preferred Stock, registering the resale of the shares of the Company’s common stock, $0.001 par value (“Common Stock”), issuable upon conversion of the Series D Preferred, provided that the fair market value of the shares of Common Stock to be registered pursuant to the demand equals at least $2,000,000.  The Company is obligated to use its best efforts to cause the registration statement to be declared effective and will bear all expenses incurred in preparation and filing of the registration statement.  The holders of Series D Preferred Stock will have up to three demand registrations on Form S-1 or any successor thereof and up to four demand registrations on Form S-3 or any successor thereof.  In addition, the recipients of the Series D Preferred Stock have “piggy-back” registration rights, pursuant to which they may include registrable securities held by them in any of the Company’s subsequent registration of securities, subject to certain conditions.  The Registration Rights Amendment Agreement allows the purchasers of shares of Series D Preferred Stock in the private placement described below to (i) become parties to the Registration Rights Agreement and (ii) be granted the registration rights set forth in the Registration Rights Agreement with respect to the shares of Common Stock issuable upon conversion of the Series D Preferred Stock, pursuant to a joinder agreement by and among the Company and the purchasers of the shares of Series D Preferred Stock.

The above description of the Registration Rights Amendment Agreement is qualified in its entirety by reference to the terms of the Registration Rights Amendment Agreement attached hereto as Exhibit 10.2.

Section 3— Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On February 23, 2011, the Company completed a private placement of 1,000,000 shares of Series D Preferred Stock, and detachable three-year warrants (the “Series D Warrants”) to purchase a total of 25,000,000 shares of Common Stock.  The Series D Preferred Stock issued in the private placement is convertible into shares of Common Stock at an initial conversion price of $0.04 per share.  The Series D Preferred Stock ranks senior to all outstanding shares of the Company’s capital stock in terms of dividends, liquidation preferences and other special rights.  The Series D Warrants have an initial exercise price of $0.04 per share.  The Company received $1,000,000 in gross proceeds for the Series D Preferred Stock and Series D Warrants.

The Series D Preferred Stock and Series D Warrants, and the shares of Common Stock issuable thereunder, were offered and sold to 23 investors, including Brian Usher-Jones, a director of the Company, and Phoenix Enterprises Family Fund LLC, an entity affiliated with Philip S. Sassower, the Company’s Chairman of the Board and Chief Executive Officer, all of which the Company reasonably believes are “accredited investors,” as such term is defined in Rule 501 under the Securities Act.  The offers and sales were made without registration under the Securities Act, or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D under the Securities Act and in reliance on similar exemptions under applicable state laws.  No general solicitation or general advertising was used in connection with the offering of the Series D Preferred Stock and Series D Warrants.  The Company disclosed to the investors that the Series D Preferred Stock, the Series D Warrants and the underlying Common Stock could not be sold unless they are registered under the Securities Act or unless an exemption from registration is available, and the certificates representing the Series D Preferred Stock and the Series D Warrants included, and the certificates representing the Common Stock to be issued upon conversion of the Series D Preferred Stock or exercise of the Series D Warrants will include, a legend to that effect.

The above description of the Series D Warrants is qualified in its entirety by reference to the terms of the form of Series D Warrant attached hereto as Exhibit 10.3.

In connection with the private placement of the Series D Preferred Stock and Series D Warrants, the Company paid SG Phoenix LLC an administrative fee of $50,000 in cash and a warrant to purchase 1,250,000 shares of Common Stock at an initial exercise price of $0.04 per share (the “SG Phoenix Warrant”).  SG Phoenix LLC is an entity controlled by Mr. Sassower and Andrea Goren, a director of the Company.  The offers and issuance of the SG Phoenix Warrant was made without registration under the Securities Act, or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D under the Securities Act and in reliance on similar exemptions under applicable state laws.  No general solicitation or general advertising was used in connection with the offering of the SG Phoenix Warrant.  The Company disclosed to SG Phoenix LLC that the SG Phoenix Warrant and the underlying Common Stock could not be sold unless they are registered under the Securities Act or unless an exemption from registration is available, and the SG Phoenix Warrant included, and the certificates representing the Common Stock to be issued upon exercise of the SG Phoenix Warrant will include, a legend to that effect.

As a result of the private placement, Mr. Sassower, together with affiliated entities including Phoenix Venture Fund LLC, decreased their combined ownership in the Company’s common stock (giving effect to the conversion of all outstanding shares of preferred stock) from approximately 49.6% to 48.6%.

The private placement was approved by a Special Committee of the Company’s Board of Directors and the entire Board of Directors.

Section 7— Regulation FD

Item 7.01 Regulation FD Disclosure

On February 24, 2011, the Company issued a press release announcing the Company’s closing of the private placement and entry into the ARPA Amendment Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.  In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description
10.1	Second Amendment to Accounts Receivable Purchasing Agreement, dated as of February 23, 2011, by and among Xplore America and FWC (excluding Exhibits).
10.2	Amendment No. 1 to the Registration Rights Agreement, dated as of February 23, 2011.
10.3	Form of Series D Warrant, dated February 23, 2011.
99.1	Press Release dated February 24, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xplore Technologies Corp.

	By:	/s/Michael J. Rapisand
	Name:	Michael J. Rapisand
	Title:	Chief Financial Officer
Dated: February 25, 2011